UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): May 4, 2010

Beijing Century Health Medical, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51817	33-1123472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2213-14, 22nd Floor, Jardine House

1 Connaught Place, Central, Hong Kong

(Address of principal executive offices)

852-2802-8663

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS

As previously announced in our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2010, we have changed our corporate name to “Beijing Century Health Medical, Inc.”  As a result of this name change, we will have the following new trading symbol effective at the open of business on May 4, 2010:

New trading symbol: BCHM

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIJING CENTURY HEALTH MEDICAL, INC.

Date: May 4, 2010

/s/ Wilson Kin Cheung, Chief Executive Officer